UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 17, 2018, Post Holdings, Inc. (“Post”) entered into a Third Amendment to Amended and Restated Credit Agreement; First Amendment to Joinder Agreement No. 1; and First Amendment to Amended and Restated Guarantee and Collateral Agreement (the “Third Amendment”), by and among Post, certain subsidiaries of Post, as guarantors (the “Subsidiary Guarantors”), Barclays Bank PLC, as administrative agent, and the Required Lenders (as defined in the Credit Agreement (as defined below)). The Third Amendment amends (a) the Amended and Restated Credit Agreement, dated as of March 28, 2017, by and among Post, the institutions from time to time party thereto as lenders, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as syndication agents, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., as documentation agents, and Barclays Bank PLC, as administrative agent (as amended or supplemented prior to the Third Amendment, the “Credit Agreement”), (b) the Joinder Agreement No. 1, dated as of May 24, 2017, by and among Credit Suisse AG, Cayman Islands Branch, Post, the Subsidiary Guarantors, and Barclays Bank PLC, as administrative agent (the “Joinder No. 1”), and (c) the Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017, by and among Post, the Subsidiary Guarantors and Barclays Bank PLC, as administrative agent (the “Amended and Restated Guarantee and Collateral Agreement”).

The Third Amendment was entered into in connection with certain transactions, described in more detail in the first Form 8-K that Post filed on August 2, 2018, in which Post and its subsidiary, 8th Avenue Food & Provisions, Inc. (“8th Avenue”), entered into a Transaction Agreement dated as of August 2, 2018, with THL Equity Fund VIII Investors (PB), LLC (“THL”), an affiliate of Thomas H. Lee Partners, L.P. (the “Transaction Agreement”). Upon closing of the transactions contemplated by the Transaction Agreement (the “Private Brands Transactions”), 8th Avenue will become the holding company for Post’s private brands food products business and Post will have received proceeds from THL and the proceeds from the funding of a committed senior increasing rate bridge loan (the “Bridge Loan”) that will be assumed by 8th Avenue in connection with the closing of the Private Brands Transactions.

The Third Amendment amends each of the Credit Agreement, the Joinder Agreement No. 1 and the Amended and Restated Guarantee and Collateral Agreement, as applicable, to (a) permit Post to designate certain of its subsidiaries as “unrestricted subsidiaries” in a manner substantially consistent with the indenture for Post’s 5.625% Senior Notes due 2028 (the “2028 Notes”), (b) permit Post to designate each of 8th Avenue and its subsidiaries as an unrestricted subsidiary, (c) permit Post’s investments now and in the future in unrestricted subsidiaries subject to certain limitations set forth in the Credit Agreement (as amended by the Third Amendment), (d) permit the disposition of (and release of liens on) assets of and equity interests in Post’s unrestricted subsidiaries, and release such unrestricted subsidiaries as guarantors (including 8th Avenue and its subsidiaries), (e) carve out certain types of subsidiaries from Post’s equity pledge requirement, and (f) make other miscellaneous and technical amendments in connection with each of the foregoing. Upon the assumption by 8th Avenue of the Bridge Loan, Post will be required under the Third Amendment to use the net proceeds of the Bridge Loan and the proceeds received from THL, net of any fees and costs associated with the Private Brands Transactions, to repay a portion of its existing term loan under the Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Third Amendment were made only for purposes of the Third Amendment and as of the dates specified therein; were solely for the benefit of the parties to the Third Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Third Amendment, which subsequent information may or may not be fully reflected in public disclosures by Post.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment to Amended and Restated Credit Agreement; First Amendment to Joinder Agreement No. 1; and First Amendment to Amended and Restated Guarantee and Collateral Agreement, dated as of August 17, 2018, by and among Post Holdings, Inc., Barclays Bank PLC, as Administrative Agent, and the Required Lenders and the Guarantors named therein

4